NEWS RELEASE


FOR RELEASE IMMEDIATELY                      CONTACT:
August 27, 2004                              David C. Cole
                                             808/877-3893
                                             808/871-0953 FAX


      MAUI LAND & PINEAPPLE COMPANY, INC. DIRECTOR RESIGNS



     Kahului, Hawaii, August 27. Maui Land & Pineapple Company, Inc. (AMEX: MLP) announced today that Randolph G. Moore has tendered his resignation as a director of ML&P, effective immediately, citing time conflicts with his work as a public school teacher. Mr. Moore has been a director of ML&P since 1994.

     "Randy is an outstanding business thinker and educator," said David C. Cole, Chairman, President & CEO. "We thank Randy for his service and, in particular, for his significant contributions to ML&P in his role as Chairman of the Board's
Audit Committee."

     Maui Land & Pineapple Company, Inc., a Hawai`i corporation and the successor to a business organized in 1909, owns approximately 29,000 acres on Maui. Its primary operations presently include cultivating, processing and distributing Maui grown pineapple, operating Kapalua Resort, a destination resort in West Maui, and creating and managing holistic communities on Maui.

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